Media Contact:

Mike Barone

713-275-8243

mbarone@greenbank.com

Investor Relations:

713-275-8220
investors@greenbank.com

PRESS RELEASE

FOR IMMEDIATE RELEASE

Green Bancorp, Inc. Reports Third Quarter 2014 Earnings

2014 Third Quarter Highlights

•	Third quarter 2014 earnings per share (diluted) increased 17.6% to $0.20 from the third quarter 2013
•	Net income was $4.5 million, a $972 thousand, or 27.3%, increase compared with the third quarter 2013
•	Nonperforming assets remain low, decreasing to 0.72% of third quarter 2014 total assets
•	Loans increased $234.4 million or 18.5% to $1.5 billion compared with the third quarter 2013
•	Deposits increased $94.4 million or 6.4% to $1.6 billion compared with the third quarter 2013 driven by strong growth in noninterest-bearing deposits

Houston, TX – Oct 30, 2014 – Green Bancorp, Inc. (NASDAQ: GNBC), the bank holding company that operates Green Bank, N.A., today announced results for its third quarter ended September 30, 2014.  The Company reported net income for the quarter of $4.5 million, or $0.20 per diluted common share, compared to net income of $3.6 million or $0.17 per diluted common share, an increase in net income of $972 thousand, or 27.3%, reported for the same period in 2013.

“I am pleased to report $4.5 million in third quarter net earnings and double digit loan growth year over year. Growth in noninterest-bearing deposits has also been strong. We continue to execute on our dual pronged growth strategy, which includes potential acquisitions; and we believe this strategy is producing positive results,” said Manny Mehos, Chairman and Chief Executive Officer of Green Bancorp.

Geoff Greenwade, President of Green Bancorp and Chief Executive Officer of Green Bank, added, “The closing of our previously announced acquisition of SP Bancorp, Inc. and its subsidiary SharePlus Bank on October 17, 2014, represents our fourth acquisition since 2010 and takes Green Bank beyond the $2 billion asset size milestone. We are pleased to welcome the SharePlus customers and employees to the Green Bank team. Our successful systems conversions on the weekend following the date of closing further point to our ability to execute additional acquisitions.”

Green Bancorp’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Green Bancorp reviews tangible book value per common share and the tangible common equity to tangible assets ratio.  Green Bancorp has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the quarter ended September 30, 2014

Net income for the quarter ended September 30, 2014 was $4.5 million, compared with $3.6 million for the same period in 2013. Net income per diluted common share was $0.20 for the quarter ended September 30, 2014, compared with $0.17 for the same period in 2013. The increase in net income was principally due to increased interest income resulting from growth in loans. Other factors also contributed to the increase, including an increase in noninterest income and a decrease in interest expense, offset by increases in noninterest expense, provision for income taxes and provision for loan losses. Returns on average assets and average common equity, each on an annualized basis, for the three months ended September 30, 2014 were 0.98% and 7.58%, respectively. Green Bancorp’s efficiency ratio, which represents noninterest expense divided by the sum of net interest income and noninterest income, was 63.3% for the three months ended September 30, 2014.

Net interest income before provision for loan losses for the quarter ended September 30, 2014,  was $17.5 million, an increase of $3.2 million, or 22.5%,  compared with $14.3 million during the same period in 2013. The increase was primarily due to a 15.9% increase in average loan volume, a 14 basis point decrease in the cost of interest-bearing deposits and a $78 thousand decrease in interest expense on other borrowed funds resulting from pay-down of term borrowings. The net interest margin for the quarter ended September 30, 2014 increased to 3.90%, compared with 3.47% for the same period in 2013 and increased from 3.87% for the quarter ended June 30, 2014.  Increases in noninterest-bearing deposits and shareholders’ equity contributed to the improvement in the net interest margin. Average noninterest-bearing deposits for the quarter ended September 30, 2014 were $374.8 million, an increase of $110.2 million compared with the same period in 2013, and an increase of $56.8 million compared to the quarter ended June 30, 2014. Average shareholders’ equity for the quarter ended September 30, 2014 was $237.2 million, an increase of $43.5 million compared with the same period in 2013, and an increase of $31.7 million compared to the quarter ended June 30, 2014. Net interest income before provision for loan losses during the quarter ended September 30, 2014 increased 4.8% or $806 thousand, compared with $16.7 million for the quarter ended June 30, 2014, primarily due to a 3.5% increase in average loan volume.

Noninterest income for the quarter ended September 30, 2014 was $2.3 million, an increase of $1.2 million, or 109.9%,  compared with $1.1 million for the same period in 2013. This increase was primarily due to an $810 thousand, or 337.5%, increase in gain on sale of the government guaranteed portion of certain loans and a $224 thousand, or 47.7%, increase in customer service fees. When comparing the quarter ended September 30, 2014 to the quarter ended June 30, 2014, noninterest income increased $356 thousand, or 18.0%,  from $2.0 million primarily due to a $257 thousand, or 32.4%, increase in gain on sale of the government guaranteed portion of certain loans.

Noninterest expense for the quarter ended September 30, 2014 was $12.6 million, an increase of $2.8 million, or 29.0%,  compared with $9.7 million for the same period in 2013. This increase was primarily due to a $1.5 million increase in salaries and employee benefits resulting primarily from recognizing $925 thousand in stock-based compensation expense to reflect the increased valuation of our stock following our initial public offering related to our legacy Stock Appreciation Rights Plan, and increased compensation due to our portfolio banker compensation program and general merit compensation increases. The increase in noninterest expense is also attributable to a $726 thousand increase in professional expenses related to M&A and public company activities, with M&A related expenses totaling $550 thousand, and expenses related to being a public company totaling $103 thousand for the quarter ended September 30, 2014. The final material contribution to the increase in noninterest expense was in net real estate acquired by foreclosure expense, resulting from  a gain of $461 thousand and rental income of $201 thousand in the quarter ended September 30, 2013.  When comparing the quarter ended September 30, 2014 to the quarter ended June 30, 2014, noninterest expense increased 10.2%, or $1.2 million, from $11.4 million, primarily due to the $925 thousand stock-based compensation expense described above, and the recovery of other losses of $360 thousand in the prior period, slightly offset by a decrease of $279 thousand in professional expenses related to M&A activities.

Loans at September 30, 2014 were $1.5 billion, an increase of $234.4 million, or 18.5%, compared with $1.3 billion at September 30, 2013, primarily due to continued opportunities for our portfolio bankers to generate new loans and expand existing relationships within our target markets. Loans at September 30, 2014 increased $71.3 million, or 5.0%, from June 30, 2014 due mainly to the continued marketing activity of our portfolio bankers within our target markets.  Average loans increased 15.9% or $200.9 million to $1.5 billion for the quarter ended September 30, 2014, compared with $1.3 billion for the same period in 2013. Average loans for the quarter ended September 30, 2014 increased 3.5% or $50.0 million from the quarter ended June 30, 2014.

Deposits at September 30, 2014 were $1.6 billion, an increase of $94.4 million, or 6.4%, compared to September 30, 2013, primarily due to our customer focused strategy resulting in an increase in our commercial deposits, public fund deposits, and bankruptcy trustee deposits after allowing certain promotional deposits to run off at the end of 2013 and early 2014. Deposits at September 30, 2014 increased $43.1 million or 2.8% from June 30, 2014 due primarily to an increase in commercial noninterest-bearing deposits. Noninterest-bearing deposits at September 30, 2014 were $393.6 million, an increase of $125.4 million, or 46.8%, compared to September 30, 2013 and an increase of $51.0 million, or 14.9%, compared to June 30, 2014. Average deposits increased 5.9% or $87.1 million to $1.6 billion for the quarter ended September 30, 2014, compared with the same period of 2013. Average deposits for the quarter ended September 30, 2014 increased 3.2% or $48.1 million compared with the quarter ended June 30, 2014.

Results of operations for the nine months ended September 30, 2014

Net income for the nine months ended September 30, 2014 was $12.7 million, compared with $9.5 million for the same period in 2013. Net income per diluted common share was $0.58 for the nine months ended September 30, 2014, compared with $0.46 for the same period in 2013. The increase in net income was principally due to increased interest income resulting from growth in loans. Other factors also contributed to the increase, including an increase in noninterest income and a decrease in interest expense, offset by increases in noninterest expense, provision for income taxes and provision for loan losses. Returns on average assets and average common equity, each on an annualized basis, for the nine months ended September 30, 2014 were 0.95% and 7.90%, respectively. Green Bancorp’s efficiency ratio was 61.9% for the nine months ended September 30, 2014.

Net interest income before provision for loan losses for the nine months ended September 30, 2014, was $49.9 million an increase of $8.2 million, or 19.8%, compared with $41.7 million during the same period in 2013. The increase was primarily due to a 15.3% increase in average loan volume, a 12 basis point decrease in the cost of interest-bearing deposits, a 27 basis point increase in the yield on securities and a $296 thousand decrease in interest expense on other borrowed funds resulting from the pay-down of term borrowings, partially offset by a 9 basis point decrease in loan yields. The net interest margin for the nine months ended September 30, 2014 increased to 3.86%, compared with 3.42% for the same period in 2013. Average noninterest-bearing deposits for the nine months ended September 30, 2014 were $323.2 million, an increase of $67.5 million compared with the same period in 2013. Average shareholders’ equity for the nine months ended September 30, 2014 was $214.7 million, an increase of $23.2 million compared with the same period in 2013.

Noninterest income for the nine months ended September 30, 2014 was $5.9 million, an increase of $2.2 million, or 59.8%,  compared with $3.7 million for the same period in 2013. This increase was primarily due to a $1.2 million increase in gain on sale of the guaranteed portion of certain loans, a $509 thousand increase in customer service fees primarily related to bankruptcy trustee and commercial account treasury management service charges, and a $503 thousand increase in miscellaneous loan fees primarily prepayment fees.

Noninterest expense for the nine months ended September 30, 2014,  was $34.6 million, an increase of $5.3 million, or 18.2%,  compared with $29.2 million for the same period in 2013. This increase was primarily due to an increase in salaries and employee benefits of $2.8 million, or 14.6%, resulting from the previously discussed stock-based compensation expense, increased staffing levels and increased compensation due to our portfolio banker compensation program and general merit compensation increases, a $1.7 million increase in professional expenses related to M&A and public company activities with M&A related expenses totaling $1.5 million and expenses related to being a public company totaling $132 thousand for the nine months ended September 30, 2014; and a $940 thousand increase in real estate acquired by foreclosure expense resulting primarily from gain and rental income in the prior period.

Average loans increased 15.3% or $188.1 million to $1.4 billion for the nine months ended September 30, 2014, compared with $1.2 billion for the same period in 2013.  Average deposits increased 2.8% or $40.8 million to $1.5 billion for the nine months ended September 30, 2014, compared with the same period of 2013.

Asset Quality

Nonperforming assets totaled $13.5 million or 0.72% of period end total assets at September 30, 2014, down from $28.9 million or 1.70% of period end total assets at September 30, 2013, and $18.6 million or 1.03% of period end total assets at June 30, 2014. Accruing loans classified as troubled debt restructures and included in the nonperforming asset totals were $4.0 million at September 30, 2014, compared with $6.5 million at September 30, 2013.  The allowance for loan losses was 1.01% of total loans at September 30, 2014, compared with 1.17% of total loans at September 30, 2013 and 1.10% of total loans at June 30, 2014.

The Company recorded a provision for loan losses of $220 thousand for the quarter ended September 30, 2014. The Company recorded no provision for loan losses for the quarter ended June 30, 2014 following recoveries related to previously charged-off loans of $640 thousand received in the second quarter. The provision for loan losses was $1.4 million for the nine months ended September 30, 2014, compared with $1.1 million for the nine months ended September 30, 2013.

Net charge offs were $663 thousand for the quarter ended September 30, 2014, compared with net recoveries of $586 thousand for the quarter ended June 30, 2014, and net recoveries of $334 thousand for the quarter ended September 30, 2013. Net charge offs were $2.5 million, or 0.18% of average loans outstanding, for the nine months ended September 30, 2014, compared with $403 thousand for the nine months ended September 30, 2013.

Acquisition of SP Bancorp, Inc.

On October 17, 2014, Green Bancorp acquired SP Bancorp, Inc. (“SP Bancorp”) and its wholly-owned subsidiary, SharePlus Bank (“SharePlus”) headquartered in Plano, Texas, for aggregate cash consideration to common shareholders of $46.2 million. SharePlus operates three banking offices in the Dallas, Texas MSA and one banking office in Louisville, Kentucky.  As of September 30, 2014, SP Bancorp, on a consolidated basis, had total assets of $348.7 million, total loans of $248.2 million and total deposits of $280.5 million.

Conference Call

As previously announced, Green Bancorp will hold a conference call today, October 30, 2014, to discuss its third quarter 2014 results at 5:00 p.m. (Eastern Time).  The conference call can be accessed live over the phone by dialing 1-877-300-8521, or for international callers, 1-412-317-6026 and requesting to be joined to the Green Bancorp Third Quarter 2014 Earnings Conference Call.  A replay will be available starting at 8:00 pm EST on October 30, 2014 and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the replay is 10055061.  The replay will be available until 11:59 pm EST on November 6, 2014.

To learn more about Green Bancorp, please visit the Company's web site at www.greenbank.com.  Green Bancorp uses its web site as a channel of distribution for material Company information. Financial and other material information regarding Green Bancorp is routinely posted on the Company's web site and is readily accessible.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green Bancorp, Inc. is a bank holding company that operates Green Bank, N.A., in Houston, Dallas and Austin. Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Forward Looking Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Green Bancorp’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Green Bancorp and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Green Bancorp’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Green Bancorp can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Green Bancorp’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Green Bancorp’s Final Prospectus on Form 424(b)(4) and other reports and statements Green Bancorp has filed with the SEC. Copies of the SEC filings for Green Bancorp may be downloaded from the Internet at no charge from investors.greenbank.com.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$71,547	$68,329	$42,561	$34,757	$120,136
Securities	244,759	253,208	26,692	255,515	255,415
Other investments	11,006	8,865	236,412	7,730	6,419
Loans held for investment	1,504,998	1,433,702	1,404,275	1,359,415	1,270,559
Allowance for loan losses	(15,262)	(15,705)	(15,119)	(16,361)	(14,874)
Goodwill	15,672	15,672	15,672	15,672	15,672
Core deposit intangibles, net	800	862	923	984	1,046
Real estate acquired through foreclosure	4,863	4,863	6,690	6,690	6,841
Premises and equipment, net	21,080	21,326	21,476	21,365	20,849
Other assets	17,279	16,742	11,981	17,360	15,011
Total assets	$1,876,742	$1,807,864	$1,751,563	$1,703,127	$1,697,074

Noninterest-bearing deposits	$393,567	$342,617	$290,782	$282,227	$268,123
Interest-bearing transaction and savings deposits	638,917	613,954	621,879	590,795	617,601
Certificates and other time deposits	545,207	578,001	573,779	574,350	597,577
Total deposits	1,577,691	1,534,572	1,486,440	1,447,372	1,483,301
Securities sold under agreements to repurchase	4,391	5,617	8,383	2,583	3,296
Other borrowed funds	-	51,835	46,846	46,858	7,596
Other liabilities	8,696	7,088	6,294	7,096	6,508
Total liabilities	1,590,778	1,599,112	1,547,963	1,503,909	1,500,701
Shareholders' equity	285,964	208,752	203,600	199,218	196,373
Total liabilities and equity	$1,876,742	$1,807,864	$1,751,563	$1,703,127	$1,697,074

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					As of and for the Nine Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
	(Dollars in thousands)
Income Statement Data:
Interest income:
Loans, including fees	$18,745	$17,986	$16,976	$16,970	$16,121	$53,707	$47,434
Securities	954	1,024	1,029	964	870	3,007	2,407
Other investments	82	81	78	77	80	241	236
Federal funds sold	-	-	-	1	-	-	-
Deposits in financial institutions	36	32	24	77	75	92	293
Total interest income	19,817	19,123	18,107	18,089	17,146	57,047	50,370

Interest expense:
Transaction and savings deposits	657	621	577	709	708	1,855	2,501
Certificates and other time deposits	1,624	1,760	1,810	1,984	2,044	5,194	5,805
Other borrowed funds	24	36	44	17	100	104	401
Total interest expense	2,305	2,417	2,431	2,710	2,852	7,153	8,707

Net interest income	17,512	16,706	15,676	15,379	14,294	49,894	41,663
Provision for loan losses	220	-	1,223	1,247	(1)	1,443	1,126
Net interest income after provisions for loan losses	17,292	16,706	14,453	14,132	14,295	48,451	40,537

Noninterest income:
Customer service fees	694	634	531	476	470	1,859	1,350
Loan fees	422	462	550	339	295	1,434	931
Gain on sale of guaranteed portion of loans, net	1,050	793	430	197	240	2,273	1,032
Other	168	89	96	95	107	353	392
Total noninterest income	2,334	1,978	1,607	1,107	1,112	5,919	3,705

Noninterest expense:
Salaries and employee benefits	8,131	7,149	6,931	6,245	6,629	22,211	19,373
Occupancy	1,138	1,172	1,133	1,226	1,189	3,443	3,499
Professional and regulatory fees	1,488	1,767	780	848	762	4,035	2,376
Data processing	403	389	388	363	347	1,180	1,066
Software license and maintenance	350	341	315	278	258	1,006	687
Marketing	191	196	172	101	242	559	504
Loan related	101	85	117	357	229	303	456
Real estate acquired by foreclosure, net	85	62	169	29	(552)	316	(624)
Other	673	235	592	1,275	633	1,500	1,906
Total noninterest expense	12,560	11,396	10,597	10,722	9,737	34,553	29,243

Income before income taxes	7,066	7,288	5,463	4,517	5,670	19,817	14,999
Provision for income taxes	2,533	2,614	1,975	1,453	2,109	7,122	5,453
Net income	$4,533	$4,674	$3,488	$3,064	$3,561	$12,695	$9,546

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					As of and for the Nine Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
	(In thousands, except per share data)
Per Share Data (Common Stock):
Basic earnings per common share	$0.20	$0.22	$0.17	$0.15	$0.17	$0.59	$0.46
Diluted earnings per share	0.20	0.22	0.17	0.15	0.17	0.58	0.46
Book value per common share	10.93	10.05	9.80	9.59	9.46	10.93	9.46
Tangible book value per common share (1)	10.30	9.25	9.00	8.79	8.66	10.30	8.66

Common Stock Data:
Shares outstanding at period end	26,171	20,780	20,780	20,771	20,748	26,171	20,748
Weighted average basic shares outstanding for the period	22,714	20,780	20,775	20,749	20,748	21,430	20,748
Weighted average diluted shares outstanding for the period	23,102	20,936	20,907	20,881	20,836	21,728	20,836

Selected Performance Metrics:
Return on average assets	0.98%	1.05%	0.82%	0.71%	0.84%	0.95%	0.76%
Return on average equity	7.58	9.12	7.04	6.15	7.29	7.90	6.66
Efficiency ratio	63.29	60.99	61.31	65.04	63.20	61.91	64.46
Loans to deposits ratio	95.39	93.43	94.47	93.92	85.66	95.39	85.66
Noninterest expense to average assets	2.71	2.56	2.49	2.50	2.29	2.59	2.32

Capital Ratios:
Average shareholders’ equity to average total assets	12.9%	11.5%	11.6%	11.6%	11.5%	12.0%	11.4%
Tier 1 capital to average assets	14.7	10.4	10.5	10.3	10.3	14.7	10.3
Tier 1 capital to risk-weighted assets	15.9	11.6	11.6	11.4	12.4	15.9	12.4
Total capital to risk-weighted assets	16.9	12.6	12.6	12.5	13.4	16.9	13.4
Tangible common equity to tangible assets (1)	14.5	10.7	10.8	10.8	10.7	14.5	10.7

Selected Other Metrics:
Number of full time equivalent employees	219	216	216	214	216	219	216
Number of portfolio bankers	48	49	50	48	48	48	48
Period end actual loan portfolio average per portfolio banker	$29,823	$27,741	$26,742	$26,807	$24,848	$29,823	$24,848
Period end target loan portfolio average per portfolio banker	$47,271	$47,633	$47,180	$48,104	$49,458	$47,271	$49,458
Estimated remaining capacity to target loan portfolio size	36.91%	41.76%	43.32%	44.27%	49.76%	36.91%	49.76%

(1)Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Quarter Ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,466,708	$18,745	5.07%	$1,416,665	$17,986	5.09%	$1,265,816	$16,121	5.05%
Securities	249,923	954	1.51	256,584	1,024	1.60	254,877	870	1.35
Other investments	9,065	82	3.59	8,861	81	3.67	6,415	80	4.95
Federal funds sold	801	-	-	761	-	-	692	-	-
Interest earning deposits in financial institutions	55,548	36	0.26	46,730	32	0.27	108,116	75	0.28
Total interest-earning assets	1,782,045	19,817	4.41%	1,729,601	19,123	4.43%	1,635,916	17,146	4.16%

Allowance for loan losses	(15,669)			(15,531)			(14,760)
Noninterest-earning assets	74,850			69,897			68,160
Total assets	$1,841,226			$1,783,967			$1,689,316

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$625,834	$657	0.42%	$613,561	$621	0.41%	$615,730	$708	0.46%
Certificates and other time deposits	561,408	1,624	1.15	582,354	1,760	1.21	594,689	2,044	1.36
Securities sold under agreements to repurchase	4,911	2	0.16	6,696	3	0.18	4,365	2	0.18
Other borrowed funds	29,025	22	0.30	51,565	33	0.26	10,064	98	3.86
Total interest-bearing liabilities	1,221,178	2,305	0.75%	1,254,176	2,417	0.77%	1,224,848	2,852	0.92%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	374,811			318,056			264,578
Other liabilities	7,999			6,168			6,192
Total liabilities	1,603,988			1,578,400			1,495,618
Shareholders’ equity	237,238			205,567			193,698
Total liabilities and shareholders’ equity	$1,841,226			$1,783,967			$1,689,316

Net interest rate spread			3.66%			3.66%			3.23%
Net interest income and margin(1)		$17,512	3.90%		$16,706	3.87%		$14,294	3.47%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

	For the Nine Months Ended September 30,
	2014			2013
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,419,540	$53,707	5.06%	$1,231,399	$47,434	5.15%
Securities	253,830	3,007	1.58	244,329	2,407	1.32
Other investments	8,982	241	3.59	6,386	236	4.94
Federal funds sold	720	-	-	1,009	-	-
Interest earning deposits in financial institutions	46,369	92	0.27	147,354	293	0.27
Total interest-earning assets	1,729,441	57,047	4.41%	1,630,477	50,370	4.13%

Allowance for loan losses	(15,993)			(14,895)
Noninterest-earning assets	71,539			66,870
Total assets	$1,784,987			$1,682,452

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$614,431	$1,855	0.40%	$643,727	$2,501	0.52%
Certificates and other time deposits	572,010	5,194	1.21	569,430	5,805	1.36
Securities sold under agreements to repurchase	5,943	7	0.16	3,337	4	0.16
Other borrowed funds	48,180	97	0.27	13,261	397	4.00
Total interest-bearing liabilities	1,240,564	7,153	0.77%	1,229,755	8,707	0.95%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	323,180			255,692
Other liabilities	6,503			5,455
Total liabilities	1,570,247			1,490,902
Shareholders’ equity	214,740			191,550
Total liabilities and shareholders’ equity	$1,784,987			$1,682,452

Net interest rate spread			3.64%			3.18%
Net interest income and margin(1)		$49,894	3.86%		$41,663	3.42%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Yield Trend

	For the Quarter Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

Average yield on interest-earning assets:
Loans, including fees	5.07%	5.09%	5.01%	5.25%	5.05%
Securities	1.51	1.60	1.64	1.50	1.35
Other investments	3.59	3.67	3.51	5.00	4.95
Federal funds sold	-	-	-	0.27	-
Interest-earning deposits in financial institutions	0.26	0.27	0.27	0.29	0.28
Total interest-earning assets	4.41%	4.43%	4.38%	4.35%	4.16%

Average rate on interest-bearing liabilities:
Interest bearing transaction and savings	0.42%	0.41%	0.39%	0.45%	0.46%
Certificates and other time deposits	1.15	1.21	1.28	1.34	1.36
Other borrowed funds	0.28	0.25	0.25	1.23	2.75
Total interest-bearing liabilities	0.75%	0.77%	0.79%	0.88%	0.92%

Net interest rate spread	3.66%	3.66%	3.59%	3.47%	3.23%
Net interest margin (1)	3.90%	3.87%	3.79%	3.69%	3.47%

(1)Net interest margin is equal to net interest income divided by interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

Average yield on loans, excluding fees (2)	4.63%	4.57%	4.64%	4.81%	4.69%
Average cost of interest-bearing deposits	0.76	0.80	0.82	0.88	0.90
Average cost of total deposits, including noninterest-bearing	0.58	0.63	0.67	0.72	0.74

(2)Average yield on loans, excluding fees is equal to loan interest income divided by average loan principal.

Interest Rate Sensitivity

	Percentage Change in Net Interest Income over a 12-month Horizon as of
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

+200 basis point change in interest rates	20.66%	17.55%	16.36%	20.06%	17.56%
+100 basis point change in interest rates	10.73	9.29	8.66	10.57	8.96
No change in interest rates	-	-	-	-	-
-100 basis point change in interest rates	(3.26)	(3.53)	(3.46)	(3.53)	(2.15)

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Portfolio Composition

	Sep 30, 2014		Jun 30, 2014		Mar 31, 2014		Dec 31, 2013		Sep 30, 2013
Period End Balances	(Dollars in thousands)

Commercial loans:
Commercial & industrial	$725,583	48.2%	$710,915	49.6%	$675,812	48.1%	$681,290	50.1%	$635,951	50.1%
Owner occupied commercial real estate	132,940	8.9	142,484	9.9	152,515	10.9	156,961	11.6	147,521	11.6
Commercial real estate	308,700	20.5	281,882	19.7	310,379	22.1	267,011	19.6	238,053	18.7
Construction, land & land development	230,259	15.3	188,691	13.2	152,327	10.8	140,067	10.3	141,927	11.2
Total commercial loans	1,397,482	92.9	1,323,972	92.4	1,291,033	91.9	1,245,329	91.6	1,163,452	91.6

Consumer loans:
Residential mortgage	100,818	6.7	104,913	7.3	107,408	7.7	106,362	7.8	99,283	7.8
Other consumer	6,698	0.4	4,817	0.3	5,834	0.4	7,724	0.6	7,824	0.6
Total consumer loans	107,516	7.1	109,730	7.6	113,242	8.1	114,086	8.4	107,107	8.4
Total loans held for investment	$1,504,998	100.0%	$1,433,702	100.0%	$1,404,275	100.0%	$1,359,415	100.0%	$1,270,559	100.0%

Deposits:
Noninterest-bearing	$393,567	24.9%	$342,617	22.3%	$290,782	19.6%	$282,227	19.5%	$268,123	18.1%
Interest-bearing transaction	81,816	5.2	77,836	5.1	84,533	5.7	76,984	5.3	69,343	4.7
Money market	525,726	33.3	502,535	32.7	501,424	33.7	477,627	33.0	512,314	34.5
Savings	31,375	2.0	33,583	2.2	35,922	2.4	36,184	2.5	35,944	2.4
Certificates and other time deposits	545,207	34.6	578,001	37.7	573,779	38.6	574,350	39.7	597,577	40.3
Total deposits	$1,577,691	100.0%	$1,534,572	100.0%	$1,486,440	100.0%	$1,447,372	100.0%	$1,483,301	100.0%

Loan to Deposit Ratio	95.4%		93.4%		94.5%		93.9%		85.7%

Green Bancorp, Inc.

Financial Highlights

(Unaudited)

Asset Quality

	As of and for the Quarter Ended					As of and for the Nine Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$2,709	$2,141	$1,972	$1,496	$6,314	$2,709	$6,314
Accruing loans 90 or more days past due	52	604	33	1,316	133	52	133
Restructured loans—nonaccrual	1,948	6,983	6,746	9,864	9,139	1,948	9,139
Restructured loans—accrual	3,973	3,999	3,907	4,072	6,483	3,973	6,483
Total nonperforming loans	8,682	13,727	12,658	16,748	22,069	8,682	22,069
Real estate acquired through foreclosure	4,863	4,863	6,690	6,690	6,841	4,863	6,841
Total nonperforming assets	$13,545	$18,590	$19,348	$23,438	$28,910	$13,545	$28,910

Charge-offs:
Commercial and industrial	$(679)	$(50)	$(1,238)	$-	$(17)	$(1,967)	$(916)
Commercial real estate	-	-	-	-	-	-	(333)
Residential mortgage	-	-	-	-	-	-	(186)
Other consumer	(2)	(4)	(1,281)	(2)	(2)	(1,287)	(52)
Total charge-offs	(681)	(54)	(2,519)	(2)	(19)	(3,254)	(1,487)

Recoveries:
Commercial and industrial	$10	$6	$49	$154	$252	$65	$890
Owner occupied commercial real estate	-	14	-	86	83	14	136
Commercial real estate	-	-	1	-	-	1	21
Residential mortgage	7	5	3	2	10	15	25
Other consumer	1	615	1	-	8	617	12
Total recoveries	18	640	54	242	353	712	1,084

Net recoveries (charge-offs)	$(663)	$586	$(2,465)	$240	$334	$(2,542)	$(403)

Allowance for loan losses at end of period	$15,262	$15,705	$15,119	$16,361	$14,874	$15,262	$14,874

Asset Quality Ratios:
Nonperforming assets to total assets	0.72%	1.03%	1.10%	1.38%	1.70%	0.72%	1.70%
Nonperforming loans to total loans	0.58	0.96	0.90	1.23	1.74	0.58	1.74
Total classified assets to total regulatory capital	6.35	9.29	9.61	11.87	14.85	6.35	14.85
Allowance for loan losses to total loans	1.01	1.10	1.08	1.20	1.17	1.01	1.17
Net charge-offs (recoveries) to average loans outstanding	0.05	(0.04)	0.18	(0.02)	(0.03)	0.18	0.03

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

We identify certain financial measures discussed in this release as being “non‑GAAP financial measures.” In accordance with the SEC’s rules, we classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States in our statements of income, balance sheet or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non‑GAAP financial measures or both.

The non‑GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‑GAAP financial measures that we discuss in this prospectus may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non‑GAAP financial measures we have discussed in this release when comparing such non‑GAAP financial measures.

Tangible Book Value Per Common Share.  Tangible book value is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by shares of common stock outstanding. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(In thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$285,964	$208,752	$203,600	$199,218	$196,373
Adjustments:
Goodwill	15,672	15,672	15,672	15,672	15,672
Core deposit intangibles	800	862	923	984	1,046
Tangible common equity	$269,492	$192,218	$187,005	$182,562	$179,655
Common shares outstanding (1)	26,171	20,780	20,780	20,771	20,748
Book value per common share (1)	$10.93	$10.05	$9.80	$9.59	$9.46
Tangible book value per common share (1)	$10.30	$9.25	$9.00	$8.79	$8.66

(1)Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options.  The number of exercisable options outstanding was 1,023,072 as of Sep 30, 2014; 1,006,510 as of Jun 30, 2014; 910,208 as of Mar 31, 2014; 910,793 as of Dec 31, 2013; and 931,680 as of Sep 30, 2013.

Tangible Common Equity to Tangible Assets.  Tangible common equity to tangible assets is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets.

Green Bancorp, Inc.

Notes to Financial Highlights

(Unaudited)

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(Dollars in thousands)
Tangible Common Equity
Total shareholders’ equity	$285,964	$208,752	$203,600	$199,218	$196,373
Adjustments:
Goodwill	15,672	15,672	15,672	15,672	15,672
Core deposit intangibles	800	862	923	984	1,046
Tangible common equity	$269,492	$192,218	$187,005	$182,562	$179,655
Tangible Assets
Total assets	$1,876,742	$1,807,864	$1,751,563	$1,703,127	$1,697,074
Adjustments:
Goodwill	15,672	15,672	15,672	15,672	15,672
Core deposit intangibles	800	862	923	984	1,046
Tangible assets	$1,860,270	$1,791,330	$1,734,968	$1,686,471	$1,680,356
Tangible Common Equity to Tangible Assets	14.5%	10.7%	10.8%	10.8%	10.7%